BancAnalysts Association of Boston Conference November 3, 2022 The PNC Financial Services Group ©.PNC Exhibit 99.1

Cautionary Statement Regarding Forward-Looking Information ©.PNC This presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on our corporate website. The presentation contains forward-looking statements regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations, including sustainability strategy. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2021 Form 10-K and our subsequent form 10-Qs, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to risks and uncertainties including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake any obligation to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. References to our corporate website are to www.pnc.com under "About Us - Investor Relations." Our SEC filings are available both on our corporate website and on the SEC's website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation. 1

No Change in Risk Appetite ©.PNC Risk Appetite Box Consistent and Conservative Underwriting Standards 2

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